News Release

FREYR Battery Reports First Quarter 2024 Results

New York, Oslo, and Newnan, GA, May 8, 2024, FREYR Battery, Inc. (NYSE: FREY) (“FREYR” or the “Company”), a developer of sustainable, next-generation battery cell production capacity, today reported financial results for the first quarter of 2024.
Highlights of the First Quarter 2024 and Subsequent Events:

•Operations Update. Approaching first automated unit cell production trial at the Customer Qualification Plant (“CQP”). Following the achievement of key interim milestones at the CQP earlier this year, FREYR’s Asset Mo teams are preparing for the start of unit cell production with the full automation of the Casting and Unit Cell Assembly, which remains on track for H1 2024. In recent weeks, the team has been focusing on integrating casting webs across the cathode, anode, and merge units using the highly complex Multi-Carrier System (“MCS”), which is the largest of its kind globally according to FREYR’s automation partner Siemens AG.

•Executing plan to accelerate path to market and first revenues. FREYR is prioritizing two potential pathways to fast-track the Company’s commercial and financial development, which include finalizing a conventional technology agreement with an established cell producer, and an inorganic opportunity targeting a value chain adjacency. Advanced discussions between the relevant parties are ongoing and the Company intends to share details of the agreements as appropriate.
“Our teams continued to make meaningful progress to advance our strategic objectives during the first quarter,” commented Birger Steen, FREYR’s Chief Executive Officer. “Thanks to the tireless efforts of Mike Brose, SVP of Asset Mo, his team, and our partners, we are approaching a major milestone on the SemiSolidTM platform at the CQP with our first unit cell production trial using the full automation of the Casting and Unit Cell Assembly. The pace of commercial and strategic discussions has also accelerated in recent months as we evaluate and pursue several promising opportunities under the FREYR 2.0 growth initiative. In the coming weeks, our teams will remain focused on our important work at the CQP and finalizing these transformational agreements to generate sustainable long-term value for our shareholders.”

Recent news
•FREYR strengthens Board of Directors. On April 19, 2024, the Company announced the appointments of Todd Kantor, Tore Ivar Slettemoen, and David Manners to FREYR’s Board of Directors. The appointments of Mr. Kantor and Mr. Slettemoen, two of FREYR’s founding investors, underscore FREYR’s commitment to shareholder alignment and long-term value creation. With his decades of public and private sector experience, Mr. Manners brings deep expertise in the energy sector, geopolitics, public policy, and government affairs to the FREYR Board.
•FREYR’s rapidly expanding stationary storage opportunity. On April 29, 2024, energy ministers from the Group of Seven (“G7”) major industrialized economies issued a draft statement targeting a 6.5-fold increase in energy storage capacity across the power sector from 230 GW in 2022 to 1,500 GW in 2030. Referencing recent analysis from the International Energy Agency (“IEA”), the G7 ministers reiterated a shared commitment to a targeted tripling of renewables deployment through 2035. The draft statement and associated targets align with FREYR’s commercial strategy to focus on the battery stationary storage market.

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Business update
•Giga Arctic. FREYR continues to evaluate use cases for the winterized and secured Giga Arctic buildings and site, which could include its original design as a gigafactory based on SemiSolidTM technology, battery component manufacturing, or other related battery industrial applications. In addition, FREYR has received unsolicited inquiries regarding a potential sale of the 75,000 square meter facility to third parties for possible use cases which include repurposing it as a data center. The Company will continue to actively assess the future of the asset, which carries a book value of $225 million, with a focus on optimizing shareholder value.
•Conventional cell production technology. FREYR continues to scope the conventional cell production facility project at Giga America. The Company believes that the maturity of conventional technology and associated supply chains will enable the fastest path to the market, financing, and anticipated equipment deliveries at Giga America. FREYR is currently in advanced negotiations pertaining to several aspects of the project and expects to be in position to make announcements during Q2 2024.
•FREYR 2.0 Growth Initiative. The Company has streamlined its project pipeline though ongoing diligence and commercial discussions to focus on four distinct projects tied to ESS and commercial E-mobility use cases. As part of this initiative, FREYR is currently in advanced negotiations to potentially reach two strategic agreements that align with the Company’s objective to accelerate the timeline to market and initial revenues.
•Overview of the SemiSolidTM manufacturing process. Unlike conventional lithium-ion battery manufacturing, which involves producing electrodes on separate equipment before assembling them into cells, the SemiSolidTM technology employs a continuous and integrated process. The SemiSolidTM process starts with electrode coating and proceeds to electrode stacking. The next-generation production line equipment (“PLE”) then creates independent “unit cells”, each containing a cathode, anode, and separator.
The subsequent steps required to produce a complete cell in a pouch – which is a stack of multiple unit cells, have already been developed and validated on the SemiSolidTM platform. As such, producing these unit cells continuously and with the full automation of the Casting and Unit Cell Assembly is expected to constitute a significant technical achievement.

Results Overview, Financing, and Liquidity
•FREYR reported a net loss attributable to stockholders for the first quarter of 2024 of $(28.5) million, or $(0.20) per diluted share compared to net loss for the first quarter 2023 of $(12.7) million or $(0.09) per diluted share. The increase in net loss in the first quarter of 2024 was primarily due to a $1.5 million net foreign currency transaction gain for the three months ended March 31, 2024, compared to a $16.0 million gain for the three months ended March 31, 2023.
•As of March 31, 2024, FREYR had cash, cash equivalents, and restricted cash of $252.8 million, and no debt.
Business Outlook
FREYR is focused on advancing the following strategic mandates and milestones:
•The CQP and SemiSolidTM technology. Commencing production of unit cells using the full automation of the Casting and Unit Cell Assembly in H1 2024 to validate FREYR’s technical and operational credentials as a battery production company.
•Conventional technology strategy. FREYR is advancing discussions to finalize a potential conventional technology agreement, which the Company believes presents an accelerated path to market and first production.
•Capital formation. The Company is pursuing several capital formation opportunities in parallel to unlock FREYR’s commercial development at scale. Ongoing activities include the Title 17 application with the
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U.S. Department of Energy’s Loans Program Office, exploring options for project level equity for Giga America, and financing solutions related to potential strategic agreements that are under evaluation. With a robust balance sheet and solid liquidity profile, a secondary common equity raise is not currently under consideration.
•Commercial development. FREYR is focused on accelerating its path to market and first revenues while the work continues at the CQP. The Company is currently pursuing four major project opportunities and advancing discussions related to two potential strategic agreements that would accelerate FREYR’s commercial ambitions.
Presentation of First Quarter 2024 Results
A presentation will be held today, May 8, 2024, at 8:30 am Eastern Daylight Time (2:30 pm Central European Time) to discuss financial results for the first quarter 2024. The results and presentation material will be available for download at https://ir.freyrbattery.com.
To access the conference call, listeners should contact the conference call operator at the appropriate number listed below approximately 10 minutes prior to the start of the call.
Participant conference call dial-in numbers:
United States: 1 (646) 307-1963
United Kingdom: +44 20 3481 4247
Norway: +47 57 98 94 30
Denmark: +45 32 74 07 10
Spain: +34 910 489 958
Germany: +49 69 589964217
Sweden: +46 8 505 246 90

The participant passcode for the call is: 7135736
A webcast of the conference call will be broadcast simultaneously at https://app.webinar.net/J6PeRg4rGl5 on a listen-only basis. Please log in at least 10 minutes in advance to register and download any necessary software.

A replay of the webcast will be available at https://ir.freyrbattery.com/events-and-presentations/Events-Calendar/default.aspx.
***

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About FREYR Battery
FREYR Battery is a developer of sustainable, next-generation battery cell production capacity. The Company’s mission is to accelerate the decarbonization of global energy and transportation systems by producing sustainable, cost-competitive batteries. FREYR seeks to serve the primary markets of energy storage systems (“ESS”) and commercial mobility, and the Company maintains an ambition to serve the passenger electric vehicles market (“EV”). FREYR is operating its Customer Qualification Plant (“CQP”) for technology development in Mo i Rana, Norway, and the Company is continuing development of the Giga America battery manufacturing project in Coweta County, Georgia, in the U.S. To learn more about FREYR, please visit www.freyrbattery.com.

Investor contact:
Jeffrey Spittel
Vice President of Investor Relations
jeffrey.spittel@freyrbattery.com
Tel: (+1) 409-599-5706
Media contact:
Amy Jaick
Global Head of Communications
amy.jaick@freyrbattery.com
Tel: (+1) 973 713-5585
Cautionary Statement Concerning Forward-Looking Statements
All statements, other than statements of present or historical fact included in this press release, including, without limitation, FREYR Battery, Inc.’s (“FREYR”) ability to conduct initial unit cell production trials, commencing initial volume production in Q2 2024; FREYR’s cost and capital efficiency; FREYR’s plan to expand on the battery value chain into high value adjacencies and cultivate partnerships across the cell production technology spectrum; FREYR’s efforts to accelerate the path to commercialization; the pursuit of four major project opportunities in accordance with the FREYR 2.0 growth strategy; potential inorganic growth opportunities and the ability to generate revenue in the near-term through possible acquisitions; approaching milestones at FREYR’s CQP; the Company’s application with the U.S. Department of Energy through the Title 17 application under the Loan Programs Office; the development, financing, construction, timeline, capacity, and other usefulness of FREYR’s CQP, Giga Arctic, Giga America, and other planned or future production facilities or Gigafactories; any potential project equity raise for the development of Giga America; any potential benefits of the U.S. Inflation Reduction Act; establishing and/or announcing a conventional technology agreement; FREYR’s ability to reduce spending; any potential benefits of redomiciling to the U.S.; the giga-scalability of the 24M platform; and the implementation and effectiveness of FREYR’s overall business, technology, capital-raising, and liquidity strategies are forward-looking statements.
These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside FREYR’s control and are difficult to predict. Additional information about factors that could materially affect FREYR is set forth under the “Risk Factors” section in (i) FREYR’s Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the “SEC”) on September 1, 2022 and subsequent post-effective amendment thereto filed on January 5, 2024, (ii) FREYR Battery, Inc.’s Registration Statement on Form S-4 filed with the SEC on September 8, 2023 and subsequent amendments thereto filed on October 13, 2023, October 19, 2023, and October 31, 2023, and (iii) FREYR’s annual report on Form 10-K filed with the SEC on February 29, 2024 and available on the SEC’s website at www.sec.gov. Except as otherwise required by applicable law, FREYR disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this presentation. Should underlying assumptions prove incorrect, actual results and projections could differ materially from those expressed in any forward-looking statements.
FREYR intends to use its website as a channel of distribution to disclose information which may be of interest or material to investors and to communicate with investors and the public. Such disclosures will be included on
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FREYR’s website in the ‘Investor Relations’ sections. FREYR also intends to use certain social media channels, including, but not limited to, Twitter and LinkedIn, as means of communicating with the public and investors about FREYR, its progress, products, and other matters. While not all the information that FREYR posts to its digital platforms may be deemed to be of a material nature, some information may be. As a result, FREYR encourages investors and others interested to review the information that it posts and to monitor such portions of FREYR’s website and social media channels on a regular basis, in addition to following FREYR’s press releases, SEC filings, and public conference calls and webcasts. The contents of FREYR’s website and other social media channels shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.
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FREYR BATTERY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)
(Unaudited)

	March 31, 2024	December 31, 2023

ASSETS
Current assets:
Cash and cash equivalents	$249,855	$253,339
Restricted cash	2,911	22,403
Prepaid assets	1,770	2,168
Other current assets	13,636	34,044
Total current assets	268,172	311,954

Property and equipment, net	354,479	366,357
Intangible assets, net	2,775	2,813
Long-term investments	22,147	22,303
Right-of-use asset under operating leases	22,684	24,476
Other long-term assets	9	4,282
Total assets	$670,266	$732,185

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,460	$18,113
Accrued liabilities and other	31,419	30,790
Share-based compensation liability	162	281
Total current liabilities	40,041	49,184

Warrant liability	1,869	2,025
Operating lease liability	17,252	18,816
Other long-term liabilities	27,442	27,444
Total liabilities	86,604	97,469

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.01 par value, 10,000 shares authorized, none issued and outstanding as of both March 31, 2024 and December 31, 2023	—	—
Common stock, $0.01 par value, 355,000 shares authorized, and 139,705 issued and outstanding as of both March 31, 2024 and December 31, 2023	1,397	1,397
Additional paid-in capital	929,303	925,623
Accumulated other comprehensive (loss) income	(44,870)	(18,826)
Accumulated deficit	(303,542)	(274,999)
Total stockholders' equity	582,288	633,195

Non-controlling interests	1,374	1,521
Total equity	583,662	634,716

Total liabilities and equity	$670,266	$732,185
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FREYR BATTERY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(In thousands, except per share amounts)
(Unaudited)

	Three months ended March 31,
	2024	2023
Operating expenses:
General and administrative	$22,901	$30,002
Research and development	11,745	4,844
Share of net loss of equity method investee	156	25
Total operating expenses	34,802	34,871
Loss from operations	(34,802)	(34,871)

Other income (expense):
Warrant liability fair value adjustment	146	1,405
Interest income, net	1,405	3,003
Foreign currency transaction gain	1,477	16,048
Other income, net	3,084	1,715
Total other income	6,112	22,171
Loss before income taxes	(28,690)	(12,700)
Income tax expense	—	(203)
Net loss	(28,690)	(12,903)
Net loss attributable to non-controlling interests	147	177
Net loss attributable to stockholders	$(28,543)	$(12,726)

Weighted average shares outstanding - basic and diluted	139,705	139,705
Net loss per share attributable to stockholders - basic and diluted	$(0.20)	$(0.09)

Other comprehensive income (loss):
Net loss	$(28,690)	$(12,903)
Foreign currency translation adjustments	(26,044)	(33,718)
Total comprehensive loss	$(54,734)	$(46,621)
Comprehensive loss attributable to non-controlling interests	147	177
Comprehensive loss attributable to stockholders	$(54,587)	$(46,444)

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FREYR BATTERY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three months ended March 31,
	2024	2023
Cash flows from operating activities:
Net loss	$(28,690)	$(12,903)
Adjustments to reconcile net loss to cash used in operating activities:
Share-based compensation expense	3,551	1,477
Depreciation and amortization	2,211	208
Reduction in the carrying amount of right-of-use assets	277	399
Warrant liability fair value adjustment	(146)	(1,405)
Convertible note fair value adjustment	—	(1,074)
Share of net loss of equity method investee	156	25
Foreign currency transaction net unrealized gain	(1,359)	(15,488)
Changes in assets and liabilities:
Prepaid assets and other current assets	2,852	(3,403)
Accounts payable, accrued liabilities and other	5,879	21,477
Operating lease liability	(949)	(1,862)
Net cash used in operating activities	(16,218)	(12,549)

Cash flows from investing activities:
Proceeds from the return of property and equipment deposits	19,021	—
Purchases of property and equipment	(21,455)	(64,067)
Investments in equity method investee	—	(1,655)
Purchases of other long-term assets	—	(1,000)
Net cash used in investing activities	(2,434)	(66,722)

Cash flows from financing activities:
Net cash provided by financing activities	—	—

Effect of changes in foreign exchange rates on cash, cash equivalents, and restricted cash	(4,324)	(8,998)
Net decrease in cash, cash equivalents, and restricted cash	(22,976)	(88,269)
Cash, cash equivalents, and restricted cash at beginning of period	275,742	563,045
Cash, cash equivalents, and restricted cash at end of period	$252,766	$474,776

Supplementary disclosure for non-cash activities:
Accrued purchases of property and equipment	$9,981	$24,402

Reconciliation to condensed consolidated balance sheets:
Cash and cash equivalents	$249,855	$392,536
Restricted cash	2,911	82,240
Cash, cash equivalents, and restricted cash	$252,766	$474,776
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